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                                  Pfizer, Inc.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              Pharmacia Corporation
              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following are employee communications.


18 July 2002

To Pharmacia Employees in Sweden

As you have no doubt seen in the media, the American pharmaceutical company Pfizer intends to buy Pharmacia. By means of this letter, I would like to briefly inform you about the deal and what will be happening in the near future.

Pfizer has made a bid of sixty billion dollars, which entails a buy-out, not a merger between the two companies. The boards of directors for Pharmacia and Pfizer accepted the bid on 13 July. Pharmacia had rejected earlier informal contacts from other companies, but when Pfizer recently submitted an offer that is very favorable to our shareholders, Pharmacia accepted it. The new company will be called Pfizer. It will become the largest pharmaceutical company in the world, with a market share of approximately 11 percent.

The research budget will be seven billion dollars and the company will have twelve "blockbusters," i.e., products with annual sales in excess of one billion dollars. Pharmacia and Pfizer combined form a very strong company and have products that complement each other well. Pfizer's products consist mainly of big sellers in the primary care area, while we are more oriented towards specialist care.

The new president of the company will be the current president of Pfizer, Henry McKinnell. Fred Hassan will become the vice chairman of Pfizer, in charge of integration and strategy. He will sit on the board of directors of Pfizer. Pfizer's head office is in New York and will remain there. The rebuilding of Pharmacia's new premises in Basking Ridge has been discontinued.

Naturally, this information causes people to worry about what is going to happen, but there will be no immediate changes. It is important that all employees continue to concentrate on their current tasks. The deal is subject to the approval of the shareholders and competition authorities. Until the deal is finalized, Pharmacia and Pfizer are competitors and thus will continue to run their operations independently. Pharmacia's management believes that the deal can be finalized in late 2002.

The best advice I can give you about keeping informed while you are on vacation is to follow reports printed in the media and to visit www.pharmacia.se. Those of you who can access the intranet from home can also find information such as press releases, statements from Fred Hassan, FAQs, links, and information on Phorum Online. All managers will be informed via e-mail.

We have held information meetings for employees who are on the job now. The next personnel meeting has been preliminarily planned for the 14TH AND 15TH OF AUGUST at all Pharmacia locations in Sweden.

If you would like more information or have questions, please call Pharmacia's information department at 08-695 8941. You can also contact your boss, the human resources department, or your union representative.

Wishing you a good summer,

/s/ Hakan Astrom

Hakan Astrom
Executive Committee, Pharmacia Sweden

July 15, 2002
HAKAN ASTROM SPOKE IN STOCKHOLM

ON MONDAY AFTERNOON HAKAN ASTROM HELD AN INFORMATION MEETING FOR EMPLOYEES IN STOCKHOLM WITH REFERENCE TO PFIZER'S PURCHASE OF PHARMACIA. HE EMPHASIZED THAT THE DEAL AMOUNTED TO AN ACQUISITION AND NOT A MERGER OF THE TWO COMPANIES.

The new company would be called Pfizer and would unquestionably be the largest pharmaceutical company in the world, with 11 percent of market shares. The research budget would be USD 7 billion and the company would have 12 blockbusters (i.e., products with sales of more than one billion dollars annually) and 280 products in the pipeline. The CEO would be Pfizer's present CEO, Henry McKinnell, and the Deputy CEO would be Fred Hassan, responsible, among other things, for strategic issues.
"Pharmacia and Pfizer will form a very strong company and have products which complement one another well," said Astrom. "Pfizer's products consist mainly of blockbusters in primary care, while our focus is more on specialist care." Pharmacia's spin-off of Monsanto would now be speeded up, and the hope was that the competition authorities would approve the deal in late fall (November/December). This would be followed by the integration process, which was estimated to take about three years.
"Obviously, many people are worried about what is going to happen now; however, it's important that work should go on as normal and that we should not slacken our pace until the deal is complete," said Hakan Astrom. With regard to any overlapping, Hakan Astrom thought that this would affect Peapack, in particular, where the site of head office administration was located. It had recently been decided to purchase the neighboring premises of AT&T, although rebuilding of the premises had been halted. Pfizer's headquarters were in New York and would continue to be located there, in the view of Hakan Astrom.
"It's naturally unfortunate that the Pharmacia sign will now be taken down, although I believe, nevertheless, that this was the best solution available."
An information meeting with Hakan Astrom and Lennart Ryden will be held at 2 PM on Tuesday, July 16, in Uppsala.

                                    PHARMACIA

                          Pfizer's buy-out of Pharmacia
                                  16 July 2002

PFIZER IS BUYING PHARMACIA

         -        Pfizer is buying Pharmacia for $60 billion

         - After the divestiture of Monsanto, shareholders will receive 1.4 shares in Pfizer for every Pharmacia share they own

         -        The new company will be called Pfizer

         - The company will become the largest pharmaceutical company in the world, with a market share of 11 percent


                                                                       PHARMACIA

THE EFFECTS OF THE BUY-OUT INCLUDE:

         - Pfizer president Henry McKinnell will become the president of the company

         - Fred Hassan will become the vice chairman in charge of strategic issues

         - Pfizer's head office in New York will also be the head office of the new company


                                                                       PHARMACIA

RESEARCH AND DEVELOPMENT

         -        Research budget of 7 billion dollars

         -        280 products in the pipeline

         - The two companies' products and areas complement each other well:

                  - Pfizer's products are mainly "blockbusters" within primary care

                  -        Pharmacia's products are oriented more
                           towards specialist care

                                                                       PHARMACIA

CONDITIONS FOR THE BUY-OUT:

         - The shareholders of both companies must approve the buy-out, for which the date has not yet been set. Details will be provided in the proxy.

         - The competition authorities must approve the buy-out, which is expected to be final in Nov/Dec 2002.

                                                                       PHARMACIA

WHY IS PHARMACIA BEING
      BOUGHT OUT?

         -        Pharmacia and Pfizer are a good strategic match

                  -        Two of the most innovative and growing
                           pharmaceutical companies will be joined and will gain a strong product portfolio

         - The buy-out will be a favorable deal for the shareholders of both companies through the opportunities thereby created

                                                                       PHARMACIA

                         SAFE HARBOR STATEMENT UNDER THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         This release contains certain forward-looking information about Pharmacia Corporation ("Pharmacia") and the combined company after completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Pharmacia, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission ("SEC") made by Pharmacia; competitive effects from current and new products, including generic products, sold by other companies; price constraints imposed by managed care groups, institutions and government agencies; government actions which result in lower prices for products; the timing of the introduction of new products; the financial resources of competitors; the ability to attract and retain management and other key employees; social, legal, political and governmental developments, especially those relating to health care reform, pharmaceutical pricing and agricultural biotechnology; the ability to respond to technological advances attained by competitors and patents granted to competitors; the ability to manufacture products competitively and cost effectively; changes in the market reaction to Pharmacia's significant pharmaceutical products; the ability to identify new viable chemical compounds and technologies and commercialize innovative and competitive products worldwide; the ability to successfully complete clinical trials and obtain and maintain regulatory approval for new products in the United States and other countries; the ability to gain consumer acceptance for new products and technologies; the ability to secure and defend intellectual property rights and, when appropriate, license required technology; the ability to generate cash flows or obtain financing to fund growth; the ability to complete and integrate appropriate acquisitions, strategic alliances and joint ventures; the ability to respond to unexpected safety or efficacy concerns arising with respect to marketed products, whether or not scientifically justified, leading to product recalls, litigation, withdrawals or declining sales; the effect of currency exchange rates, economic conditions, inflation and interest rates; and the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Pharmacia does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Pharmacia's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

         This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND

SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.